Exhibit 28(h)(5)

EXECUTION

AMENDMENT TO

TRANSFER AGENCY AND SERVICE AGREEMENT

THIS AMENDMENT is made as of the 18th day of February, 2021 (the “Effective Date”), by and between each Trust (hereinafter each a “Trust”, and collectively the “Trusts” as applicable) listed on Appendix A hereto (as such Appendix be amended from time to time) and THE BANK OF NEW YORK MELLON, a New York corporation authorized to do a banking business having its principal office and place of business at 240 Greenwich Street, New York, New York 10286 (the “Bank”).

WHEREAS, the Trust and the Bank are parties to that certain Transfer Agency and Service Agreement dated as of March 26, 2020 (the “Agreement”), pursuant to which the Trust has appointed the Bank as its transfer agent, dividend disbursing agent, and agent in connection with certain other activities with respect to shares of each of its series (each a “Series”); and

WHEREAS, the Trust and the Bank desire to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.             The Agreement is hereby amended as of the Effective Date by adding the following Series, each as a party to the Agreement:

USCF Midstream Energy Income Fund

USCF Energy Commodity Strategy Absolute Return Fund

2.             The Agreement is hereby amended as of the Effective Date by deleting Appendix A of the Agreement in its entirety and replacing it with Appendix A as attached hereto.

3.             The Trust and the Bank hereby agree to be bound by all of the terms, provisions, covenants, and obligations set forth in the Agreement

4.             Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the latest date set forth below.

USCF ETF TRUST, ON BEHALF OF ITSELF AND EACH SERIES LISTED ON APPENDIX A

By:	/s/ John P. Love
Name: John P. Love
Title: President

THE BANK OF NEW YORK MELLON

By:	/s/ Jeffrey B. McCarthy
Name:
Title:
2

APPENDIX A

USCF ETF Trust

Series

USCF Midstream Energy Income Fund

USCF Energy Commodity Strategy Absolute Return Fund

USCF SummerHaven Dynamic Commodity Strategy No K-1 Fund